UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2022

Astria Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Suite 1400
Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2022, Astria Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Evercore Group L.L.C., as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), relating to an underwritten offering (the “Offering”) of 9,082,653 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). All of the Shares will be sold by the Company. The offering price of the Shares is $11.01 per share. The Underwriters will purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $10.3494 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,362,397 shares of its Common Stock (the “Additional Shares”) on the same terms and conditions as the Shares. The Company expects to receive net proceeds from the Offering of approximately $93.6 million, after deducting underwriting discounts and commissions and estimated offering expenses. If the Underwriters exercise their option to purchase the Additional Shares in full, the Company estimates that the net proceeds from the Offering will be approximately $107.7 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the Offering for research and development activities, including potential clinical trials, and for working capital and other general corporate purposes.

The Offering was made, and the Shares and any Additional Shares will be issued, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-264911), which was filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2022 and declared effective on May 23, 2022, a base prospectus dated May 23, 2022 and a related prospectus supplement dated December 15, 2022. The closing of the Offering is expected to take place on or about December 19, 2022, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company and each of the Company’s directors and executive officers has agreed not to offer, sell, pledge or otherwise dispose of any Common Stock and other of the Company’s securities that they beneficially own, including securities that are convertible into shares of Common Stock and securities that are exchangeable or exercisable for shares of Common Stock for 90 days after December 15, 2022, in each case, without first obtaining the written consent of the Representatives.

The foregoing descriptions of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, relating to the Shares and the Additional Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01.	Other Events.

On December 15, 2022, the Company issued a press release announcing the pricing of the Offering. The full text of the press release issued in connection with this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Cash Runway

Based upon the Company’s current operating plan, the Company estimates that the net proceeds from the Offering of the Shares, together with the Company’s existing cash, cash equivalents and short-term investments, will enable the Company to fund its operating expenses and capital expenditure requirements into mid-2025. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects.

Item 9.01.	Exhibits.

Exhibits

Number	Description

1.1	Underwriting Agreement, dated December 15, 2022, by and among Astria Therapeutics, Inc., Jefferies LLC and Evercore Group L.L.C.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
99.1	Press Release, dated December 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the anticipated completion of the Offering, the expected net proceeds from the Offering, and the Company’s anticipated cash runway, among other things, statements containing the words “believes,” “anticipates,” “plans,” “expects,” “may” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions relating to the offering and the Company’s intended use of proceeds, as well as uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products; availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of the Company’s product candidates; and general economic and market conditions and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC, and in other filings that the Company may make with the SEC in the future. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRIA THERAPEUTICS, INC.

Date: December 15, 2022	By:	/s/ Ben Harshbarger
Ben Harshbarger
Chief Legal Officer